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                             NON-EXECUTIVE DIRECTOR

                              STOCK OPTION PLAN OF

                                    TTR INC.

1.      Purpose

        The purpose of this Non-Executive Director Stock Option Plan (the "Director Plan") is to provide a means by which each director of TTR INC. (the "Company") who is not an employee of the Company or any subsidiary of the Company (each such person being hereafter referred to as a "Non-Executive Director") will be given an opportunity to purchase Common Stock, par value $0.001, of the Company ("Common Stock"). The Company, by means of the Director Plan, seeks to attract and retain the services of qualified independent persons to serve as Non-Executive Directors of the Company and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.      Administration

        (a) The Director Plan shall be administered by the Board of Directors (the "Board") of the Company.

        (b) All option awards under the Director Plan shall be in the Board's discretion. All questions of interpretation of the Director Plan or of any option issued under it shall be determined by the Board and such determination shall be final and binding upon all persons having an interest in the Director Plan. All determinations shall be made by a majority of the Board. Any determination reduced to writing and signed by all of the members of the Board shall be fully effective as if it had been made by a majority vote at a meeting duly called and held.

3.      Shares Subject to Plan

        Subject to the provisions of Section 10 hereof, the shares that may be acquired pursuant to options granted under the Director Plan shall not exceed in the aggregate 25,000 shares of the Company's Common Stock.

        The Common Stock subject to the Director Plan may be in whole or in part authorized and unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Company. If any option shall expire or terminate for any reason without having been exercised in full, the unissued shares subject thereto shall again be available for purposes of the Director Plan.

4.      Eligibility

        Options shall be granted to Non-Executive Directors serving on the Board of Directors of the Company.


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5.      Limitation on Grants

        In no event will the grant amount, that is, the amount determined by multiplying the number of shares with respect to which options have been granted by the Fair Market Value (as defined in Section 6) of the Company's Common Stock on the date of grant, exceed $100,000 with respect to an annual grant to a Non-Executive Director. To the extent the grant amount exceeds the foregoing limitations, the number of shares subject to the Option to be granted to the Non-Executive Director will be reduced accordingly.

6.      Option Provisions

        Each Option shall be evidenced by a written agreement ("Stock Option Agreement") and shall contain the following terms and conditions:

        (a) The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ("Expiration Date") five years from the date of grant. The term of each option may terminate sooner than such Expiration Date if the optionee's service as a Non-Executive Director of the company terminates for any reason whatsoever. In the event of such termination of service, the option shall terminate for Non-Executive Directors, on the earlier of the Expiration Date or the date two (2) months following the date of termination of service as a Director. In any and all circumstances, an option may be exercised following termination of the optionee's service as a Non-Executive Director only as to that number of shares as to which it was exercisable on the date of termination of such service, in accordance with the provisions hereunder.

        (b) The exercise price of each option shall be one hundred percent (100%) of the Fair Market Value of the shares subject to such option on the date such option is granted. "Fair Market Value" of a share of common stock shall mean (i) if the common stock is traded on a national securities exchange or on the NASDAQ National Market System ("NMS"), the per share closing price of the Common Stock on the principal securities exchange on which they are listed or on NMS, as the case may be, on the date of grant (or if there is no closing price for such date of grant, then the last preceding business day on which there was a closing price); or (ii) if the Common Stock is traded in the over-the-counter market and quotations are published on the NASDAQ quotations system (but not on NMS), the per share closing bid price of the Common Stock on the date of grant as reported by NASDAQ (or if there is no closing bid price for such date of grant, then the last preceding business day on which there was a closing bid price); or (iii) if the Common Stock is traded in the over-the-counter market but bid quotations are not published on NASDAQ, the closing bid price per share for the Common Stock as furnished by a broker-dealer which regularly furnishes price quotations for the Common Stock; or (iv) if the Common Stock is not traded on a securities exchange or the over-the-counter market, the valuation accorded to each share by the Company's Board.

        (c) The optionee may elect to make payment of the exercise price under one of the following alternatives:



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               (i) Payment of the exercise price per share in cash at the time of exercise; or

               (ii) Payment by delivery of shares of Common Stock of the Company already owned by the optionee, which Common Stock shall be valued at Fair Market Value on the date of exercise; or

               (iii) Payment by a combination of the methods of payment specified in subsections 6-(c) (i) and 6-(c) (ii) above.

        (d) An option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or by his guardian or legal representative.

        (e) All options granted under the Director plan shall be non-qualified stock options, which do not qualify as incentive stock options within the meaning of Section 422, or any successor section, of the Internal Revenue Code of 1986, as amended.

7.      Right of the Company to Terminate Services as a Non-Executive Director

        Nothing contained in the Director Plan or in any instrument executed pursuant hereto shall confer upon any Non-Executive Director any right to continue in the service of the company or any of its subsidiaries or interfere in any way with the right of the Company or a subsidiary to terminate the service of any Non- Executive Director at any time, with or without cause or entitle the Non-Executive Director to be nominated for re-election as a director.

8.       Nonalienation of Benefits

        No right or benefit under the Director Plan shall be subject to alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or the person entitled to such benefit.

9.      Adjustments Upon Changes in Capitalization

        The stock option Agreements evidencing options may contain such provisions as the Board shall determine to be appropriate for the adjustment of the number and class of shares subject to all outstanding options and the option prices thereof in the event of changes in the outstanding Common Stock of the Company by reason of any stock dividend, distribution, split-up, recapitalization, combination or exchange of shares, merger, consolidation or liquidation and the like, and, in the event of any such change in the outstanding common stock, the aggregate number and class of shares available under the Director plan and the number of shares subject to grants pursuant to
Section 6 hereof shall be appropriately adjusted by the Board, whose determination shall be conclusive and binding on all persons.



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10.      Termination and Amendment

        Unless the Director plan shall theretofore have been terminated as hereinafter provided, no grant of Options may be made under the Director Plan after July, 2008. The Board may at any time, but not more than once every six months except to comply with the changes in applicable law, amend, alter, suspend or terminate the Director Plan; provided, however, that the Board may not, without the requisite vote of the stockholders of the Company approving such action (i) materially increase (except as provided in Section 9 hereof) the maximum number of shares which may be issued under the Director Plan; (ii) extend the term of the Director Plan; (iii) materially increase the requirements as to eligibility for participants under the Director Plan or (iv) materially change the benefits accruing to participants under the Director Plan. No termination, modification or amendment of the Director Plan or any outstanding stock option agreement may, without the consent of the Non-Executive Director to whom any option shall theretofore have been granted, adversely affect the rights of such Director with respect to such option.

11.     Effectiveness of the Plan

        The Director Plan shall become effective upon the requisite vote of the stockholders of the Company approving such action, and upon the approvals, if required, of any other public authorities. Any grant of options under the Director Plan prior to such approval shall be expressly subject to the condition that the Director Plan shall have been so approved. Unless the Director Plan shall be so approved, the Director Plan and all options theretofore granted thereunder shall be and become null and void.

12.     Government and Other Regulations

        The obligation of the Company with respect to options shall be subject to (i) all applicable laws, rules and regulations and approvals by the governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, and (ii) the rules and regulations of any stock exchange on which the Common Stock may be listed.

13.     Governing Law

        The Director Plan Shall be governed by, and construed in accordance with, the laws of the State of New York.


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